Exhibit 32.3

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cincinnati Bell Inc. (the “Company”) on Amendment No. 1 to Form 10-K on Form 10-K/A for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theodore H. Torbeck
Theodore H. Torbeck
President and Chief Executive Officer
March 9, 2015

/s/ Leigh R. Fox
Leigh R. Fox
Chief Financial Officer
March 9, 2015